Exhibit 99.6 - Excerpt from the Province of New Brunswick 2013-2014 Budget

APPENDIX: SUMMARY BUDGET INFORMATION

COMPARATIVE STATEMENT OF SURPLUS OR DEFICIT
Thousands
$

	Year Ending March 31		
	2013 Estimate	**2013 Revised**	**2014 Estimate**
Revenue			
Ordinary Account	7,460,144	7,264,401	7,565,600
Capital Account	232,822	224,383	81,044
Special Purpose Account	63,512	65,501	61,658
Special Operating Agency Account (net)	73,726	80,075	79,133
Sinking Fund Earnings	221,000	221,000	206,500
Total Revenue	**8,051,204**	**7,855,360**	**7,993,935**
Expense			
Ordinary Account	7,700,510	7,730,648	7,930,758
Capital Account	52,800	56,842	44,689
Special Purpose Account.	70,794	71,303	72,462
Special Operating Agency Account (net)	71,086	68,808	69,199
Amortization of Tangible Capital Assets	338,920	338,835	355,520
Total Expense	**8,234,110**	**8,266,436**	**8,472,628**
Surplus (Deficit)	**(182,906)**	**(411,076)**	**(478,693)**

COMPARATIVE STATEMENT OF CHANGE IN NET DEBT
Thousands
$

	Year Ending March 31		
	2013 Estimate	2013 Revised	2014 Estimate
Surplus (Deficit)	(182,906)	(411,076)	(478,693)
Acquisition of Tangible Capital Assets	(894,960)	(883,629)	(421,374)
Amortization of Tangible Capital Assets	338,920	338,835	355,520
Deferred Revenue Related to Tangible Capital Assets	-	-	(49,894)
(Increase) Decrease in Net Debt	**(738,946)**	**(955,870)**	**(594,441)**

TOTAL REVENUE
2013-2014
Thousands
$

DEPARTMENT	ORDINARY ACCOUNT	CAPITAL ACCOUNT	SPECIAL PURPOSE ACCOUNT	SPECIAL OPERATING AGENCY ACCOUNT (NET)	TOTAL
Agriculture, Aquaculture and Fisheries	10,512	-	-	-	10,512
Economic Development	11,291	20	-	66,300	77,611
Education and Early Childhood Development	29,295	-	22,604	-	51,899
Energy Efficiency and Conservation Agency of New Brunswick	522	-	-	-	522
Energy and Mines	39,996	-	-	-	39,996
Environment and Local Government	5,033	-	8,702	-	13,735
Finance	6,410,884	-	56	-	6,410,940
Government Services	11	-	10	-	21
Health	37,165	5,000	1,515	-	43,680
Healthy and Inclusive Communities	-	-	500	-	500
Invest New Brunswick	644	-	-	-	644
Justice and Attorney General	54,781	-	949	-	55,730
Legislative Assembly	495	-	-	-	495
Natural Resources	82,379	540	3,347	-	86,266
Other Agencies	513,167	-	-	-	513,167
Post-Secondary Education, Training and Labour	145,375	-	1,903	1,149	148,427
Public Safety	155,457	-	8,788	6,600	170,845
Social Development	59,614	50	11,189	-	70,853
Tourism, Heritage and Culture	3,311	-	789	4,284	8,384
Transportation and Infrastructure	5,668	75,434	1,306	800	83,208
Sub-total	7,565,600	81,044	61,658	79,133	7,787,435
Sinking Fund Earnings					206,500
TOTAL REVENUE					**7,993,935**

COMPARATIVE STATEMENT OF ESTIMATED GROSS REVENUE BY SOURCE
Thousands
$

	Year Ending March 31		
	2013 Estimate	**2013 Revised**	**2014 Estimate**
Taxes			
Personal Income Tax	1,344,100	1,218,000	1,416,000
Corporate Income Tax	223,600	206,200	236,400
Metallic Minerals Tax	40,000	35,000	2,000
Provincial Real Property Tax	469,400	469,400	481,500
Harmonized Sales Tax	1,135,400	1,165,600	1,159,800
Gasoline and Motive Fuels Tax	247,300	243,000	243,000
Tobacco Tax	150,000	135,000	157,000
Pari-Mutuel Tax	600	600	600
Insurance Premium Tax	43,746	45,900	47,205
Real Property Transfer Tax	13,600	11,000	11,500
Large Corporation Capital Tax	-	(49)	-
Financial Corporation Capital Tax	23,125	28,000	28,000
Sub-total: Taxes	3,690,871	3,557,651	3,783,005
Return on Investment	300,581	281,558	326,840
Licences and Permits	135,124	133,853	138,267
Sale of Goods and Services	307,616	289,882	293,867
Royalties	121,670	89,660	110,855
Lotteries and Gaming Revenues	142,938	145,938	153,347
Fines and Penalties	8,233	8,507	8,294
Miscellaneous	24,690	39,449	36,959
TOTAL: OWN SOURCE REVENUE	4,731,723	4,546,498	4,851,434
Unconditional Grants – Canada			
Fiscal Equalization Payments	1,597,700	1,597,700	1,562,000
Canada Health Transfer	637,200	629,712	664,000
Canada Social Transfer	257,400	257,197	262,300
Wait Times Reduction Transfer	5,422	5,423	5,368
Other	1,866	1,866	1,866
Sub-total: Unconditional Grants – Canada	2,499,588	2,491,898	2,495,534
Conditional Grants – Canada	228,833	226,005	218,632
TOTAL: GRANTS FROM CANADA	2,728,421	2,717,903	2,714,166
TOTAL: GROSS ORDINARY REVENUE	7,460,144	7,264,401	7,565,600

TOTAL EXPENSE
2013-2014
Thousands
$

DEPARTMENT	ORDINARY ACCOUNT	CAPITAL ACCOUNT	SPECIAL PURPOSE ACCOUNT	SPECIAL OPERATING AGENCY ACCOUNT (NET)	TOTAL
Agriculture, Aquaculture and Fisheries	39,882	600	-	-	40,482
Economic Development	101,373	-	-	73,570	174,943
Education and Early Childhood Development	1,074,592	-	22,504	-	1,097,096
Energy Efficiency and Conservation Agency of New Brunswick	11,649	-	-	-	11,649
Energy and Mines	8,061	-	-	-	8,061
Environment and Local Government	139,497	-	8,500	-	147,997
Executive Council Office	18,370	-	-	-	18,370
Finance	18,949	-	56	-	19,005
General Government	862,873	-	-	-	862,873
Government Services	59,597	-	15	-	59,612
Health	2,583,815	-	2,000	-	2,585,815
Healthy and Inclusive Communities	17,301	-	500	-	17,801
Human Resources	3,973	-	-	-	3,973
Invest New Brunswick	14,638	-	-	-	14,638
Justice and Attorney General	62,700	-	774	-	63,474
Legislative Assembly	21,659	-	-	-	21,659
Natural Resources	101,593	200	3,227	-	105,020
Office of the Premier	1,652	-	-	-	1,652
Post-Secondary Education, Training and Labour	604,341	2,000	1,956	1,149	609,446
Public Safety	147,581	-	11,894	6,582	166,057
Service of the Public Debt	664,000	-	-	-	664,000
Social Development	1,062,734	-	18,851	-	1,081,585
Tourism, Heritage and Culture	37,632	775	765	4,944	44,116
Transportation and Infrastructure	272,296	41,114	1,420	(17,046)	297,784
Sub-total	7,930,758	44,689	72,462	69,199	8,117,108
Amortization of Tangible Capital Assets					355,520
TOTAL EXPENSE					**8,472,628**

FISCAL RESPONSIBILITY AND BALANCED BUDGET ACT
Millions
$

	2011-2012 to 2014-2015 Fiscal Period Year Ending March 31		
	2012 Actual	**2013 Revised**	**2014 Estimate**
Total Revenue	7,789.0	7,855.4	7,993.9
Add: Required Changes Under the Act	0.0	0.0	0.0
Adjusted Revenue	7,789.0	7,855.4	7,993.9
Total Expense	8,049.6	8,266.4	8,472.6
Adjusted Surplus (Deficit) for the Year	(260.6)	(411.1)	(478.7)
Cumulative Difference - Beginning of Year	0.0	(260.6)	(671.7)
Cumulative Difference - End of Year	(260.6)	(671.7)	(1,150.4)

	Year Ending March 31			
	2011	**2012**	**2013**	**2014**
Net Debt	9,615.7	10,045.8	11,001.7	11,596.1
GDP (31 December)	30,941	32,180	33,017	33,908
Ratio of Net Debt-to-GDP	31.1%	31.2%	33.3%	34.2%

Note: Columns may not add due to rounding.